UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

WETOUCH TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41957	20-4080330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.29,Third Main Avenue, Shigao Town, Renshou County,

Meishan, Sichuan, China 620500
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 28-37390666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WETH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On June 28, 2024, the Board of Directors (the “Board”) of Wetouch Technology Inc. (the “Company”) appointed the following persons to serve on the Board and on the following respective committees of the Board: (i) Guangrong Cai to serve as a member of the Board and Chairman of the Board, (ii) Jiaxing Huang to serve as a member of the Board, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board, including as chairperson of the Compensation Committee, and (iii) Guijun Gan to serve as a member of the Board, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board, including as chairperson of the Nominating and Corporate Governance Committee. The positions of each person shall become effective July 1, 2024.

Descriptions of Guangrong Cai, Jiaxing Huang and Guijun Gan’s background and experience are as follows:

Mr. Guanrong Cai, age 61, has served as a legal representative and director of the strategic planning department of Sichuan Vtouch Technology Co., Ltd since 2020. Mr. Cai has served a legal representative and general manager of Frejoo Enterprise Management (Chengdu) Co., Ltd. since January 2019, a company specializing in helping Chinese enterprises to go public on Nasdaq. From January 2013 to December 2016, Mr. Cai served as the founder and established a project center for the research and development of industrial capacitive screens. In 2020, he transformed the project center into Sichuan Vtouch Technology Co., Ltd. From January 2003 to December 2012, he served as the Chief Financial Officer at Hong Kong Zhentai Toy Group. Mr. Cai received a master’s degree in Economics from Sun Yat sen University in 1992 and a bachelor’s degree in Economics from Sun Yat sen University in 1989. He received an EMBA degree from Tsinghua University in 2002. The Board believes Mr. Cai’s extensive knowledge and background in the economics and management field will make him a valuable addition to the Board.

Mr. Jiaxing Huang, age 25, has served as an administrative personnel specialist and manager of Chengdu Tianfu Investment Co., Ltd since July 2021. Since November 2022, he has served as the independent director of Shenzhen Fushiyuan Intelligent Fire Protection Co., Ltd, responsible for supervising the formulation and implementation of personnel recruitment, assessment, reward and other systems in the company. Mr. Huang received a bachelor’s degree in administration management from University of Electronic Science and Technology of China in 2021. The Board believes Mr. Huang’s knowledge and background in the management field will make him a valuable addition to the Board.

Mr. Guijun Gan, age 55, has served as a director of Chengdu Qili Water Treatment Technology Co. since 2019. Since July 1998 to October 2018, he has served as the Chief Financial Officer of Zhongtu Chemical (Guangdong) Co., Ltd., a wholly-owned company of China Coatings Co., Ltd., a Japanese listed company. Mr. Gan received a master’s degree in Statistics from Sun Yat sen University in 1992 and a bachelor’s degree in Statistics from Sun Yat sen University in 1989. The Board believes Mr. Gan’s extensive knowledge and background in the accounting and management field will make him a valuable addition to the Board.

Guangrong Cai, Jiaxing Huang and Guijun Gan have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, have no arrangement or understanding with any other person required to be disclosed pursuant to Item 401(a) of Regulation S-K. Jiaxing Huang and Guijun Gan have no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. Guangrong Cai, the Chairman of the Company, is the brother of the father of Jiaying Cai, a director of the Company.

Director Offer Letter

On June 28, 2024, the Company and each of Guangrong Cai, Jiaxing Huang and Guijun Gan entered into a director offer letter, respectively. The terms of the appointment of Guangrong Cai, Jiaxing Huang and Guijun Gan to serve as the Company’s directors are three years effective as of July 1, 2024. Guangrong Cai, Jiaxing Huang and Guijun Gan will receive upon execution of the offer letter a compensation of RMB10,000, RMB 7,500, and RMB7,500 for each month of service, respectively. The offer letter is not an employment agreement, and shall not be construed or interpreted to create any right for the directors to continue employment with the Company. The foregoing summary description of the director offer letter does not purport to be complete and is qualified in its entirety by the full text of the form of the director offer letter which is attached hereto as Exhibit 10.31, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.31	Form of Director Offer Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETOUCH TECHNOLOGY INC.

Date: July 1, 2024	By:	/s/ Zongyi Lian
	Name:	Zongyi Lian
	Title:	President and Chief Executive officer (Principal Executive Officer)

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